Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Audited Combined Financial Statements

Report of Independent Auditors	F-2
Combined Statement of Earnings	F-3
Combined Statement of Comprehensive Income	F-4
Combined Balance Sheet	F-5
Combined Statement of Investment in EPD Developed Markets	F-6
Combined Statement of Cash Flows	F-7
Notes to Combined Financial Statements	F-8

Report of Independent Auditors

The Board of Directors of Abbott Laboratories:

We have audited the accompanying combined financial statements of The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories (“EPD Developed Markets” or “the Company”), which comprise the combined balance sheet as of December 31, 2014, and the related combined statements of earnings, comprehensive income, investment in EPD Developed Markets and cash flows for the year ended December 31, 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2014, and the results of its combined operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the accompanying combined financial statements have been derived from the consolidated financial statements and accounting records of Abbott Laboratories. The combined financial statements also include expense allocations for certain corporate functions historically provided by Abbott Laboratories. These allocations may not be reflective of the actual expense which would have been incurred had EPD Developed Markets operated as a separate entity apart from Abbott Laboratories.

/s/ Ernst & Young

Chicago, Illinois
March 23, 2015

EPD Developed Markets

The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories

Combined Statement of Earnings

(in millions)

Year Ended December 31, 2014
Net Sales	$1,985

Cost of products sold	933
Research and development	104
Selling, general and administrative	646

Total Operating Cost and Expenses	1,683

Operating Earnings	302
Net foreign exchange loss	3

Earnings Before Taxes	299
Taxes on Earnings	34

Net Earnings	$265

The accompanying notes to the combined financial statements are an integral part of this statement.

EPD Developed Markets

The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories

Combined Statement of Comprehensive Income

(in millions)

Year Ended December 31,
2014
Net Earnings	$265

Foreign currency translation loss	(353)

Net actuarial gains (losses) and prior service cost and amortization of net actuarial losses and prior service cost, net of taxes of $(2) in 2014	(3)

Other Comprehensive Loss	(356)

Comprehensive Loss	$(91)

Supplemental Accumulated Other Comprehensive Income (Loss) Information, net of tax as of December 31:
Cumulative foreign currency translation losses	$(227)
Net actuarial losses and prior service cost	(12)

The accompanying notes to the combined financial statements are an integral part of this statement.

EPD Developed Markets

The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories

Combined Balance Sheet

(in millions)

December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$14
Trade receivables, less allowances of—2014: $14	467
Inventories:
Finished products	131
Work in process	40
Materials	61

Total inventories	232
Deferred income taxes	51
Other prepaid expenses and receivables	88

Total Current Assets	852

Property and Equipment, at Cost:
Land	44
Buildings	126
Equipment	138
Construction in progress	6

314
Less: accumulated depreciation and amortization	173

Net Property and Equipment	141

Intangible Assets, net of amortization	709
Goodwill	950
Deferred Income Taxes and Other Assets	140

Total Assets	$2,792

Liabilities and Net Parent Company Investment in EPD Developed Markets
Current Liabilities:
Trade accounts payable	$176
Salaries, wages and commissions	58
Other accrued liabilities	277

Total Current Liabilities	511

Long-term Liabilities	138
Commitments and Contingencies
Net Parent Company Investment in EPD Developed Markets	2,382
Accumulated other comprehensive loss	(239)

Total Net Parent Company Investment	2,143

Total Liabilities and Net Parent Company Investment in EPD Developed Markets	$2,792

The accompanying notes to the combined financial statements are an integral part of this statement.

EPD Developed Markets

The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories

Combined Statement of Parent Company Investment in EPD Developed Markets

(in millions)

Year Ended December 31, 2014
Beginning balance	$2,572
Net earnings	265
Net transactions with Abbott Laboratories	(338)
Other comprehensive loss	(356)

Ending balance	$2,143

The accompanying notes to the combined financial statements are an integral part of this statement.

EPD Developed Markets

The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories

Combined Statement of Cash Flows

(in millions)

Year Ended December 31, 2014
Cash Flow From Operating Activities:
Net earnings	$265
Adjustments to reconcile earnings to net cash from operating activities—
Depreciation	21
Amortization of intangible assets	122
Share-based compensation	15
Trade receivables	26
Inventories	(50)
Prepaid expenses and other assets	2
Trade accounts payable and other liabilities	(48)

Net Cash From Operating Activities	353

Cash Flow Used in Investing Activities:
Acquisitions of property and equipment	(10)

Net Cash Used in Investing Activities	(10)

Cash Used in Financing Activities:
Net transactions with Abbott Laboratories	(353)

Net Cash Used in Financing Activities	(353)

Effect of exchange rate changes on cash and cash equivalents	(4)

Net Decrease in Cash and Cash Equivalents	(14)
Cash and Cash Equivalents, Beginning of Year	28

Cash and Cash Equivalents, End of Year	$14

The accompanying notes to the combined financial statements are an integral part of this statement.

EPD Developed Markets

The Developed Markets Branded Generics Pharmaceuticals Business of Abbott Laboratories

Notes to Combined Financial Statements

Note 1—Basis of Presentation

On July 14, 2014, Abbott Laboratories (Abbott) announced its plan to sell its developed markets branded generics pharmaceuticals business (EPD Developed Markets or company) to Mylan Inc. (Mylan) for equity ownership of a newly formed entity that will combine Mylan’s existing business and Abbott’s EPD Developed Markets business, which will be publicly traded. The transaction closed on February 27, 2015.

The principal business of EPD Developed Markets is the development, manufacture and sale of a broad line of branded generic pharmaceutical products. Primary markets include various countries in western and central Europe, Canada, Australia, and Japan. These products are sold primarily to health care providers or through distributors, depending on the market served.

The accompanying combined financial statements have been prepared on a stand-alone basis and are derived from Abbott’s consolidated financial statements and accounting records. The combined financial statements reflect EPD Developed Markets’ financial position, results of operations, and cash flows as its business was operated as part of Abbott for the periods presented, in conformity with U.S. generally accepted accounting principles.

The combined financial statements include certain assets and liabilities that have historically been maintained at the Abbott corporate level but which are specifically identifiable or allocable to EPD Developed Markets. Cash, cash equivalents, and short-term investment securities held by Abbott were excluded from EPD Developed Markets’ financial statements unless the cash, cash equivalents or short-term investment securities were held by an entity that will be transferred to Mylan. Per the terms of the Business Transfer Agreement between Abbott and Mylan, no cash will be transferred. All intracompany transactions and accounts have been eliminated. All intercompany transactions between EPD Developed Markets and Abbott are considered to be effectively settled in the combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statement of Cash Flows as a financing activity and in the combined balance sheet as Net Parent Company Investment in EPD Developed Markets.

EPD Developed Markets’ combined financial statements include an allocation of expenses related to certain Abbott corporate functions, including senior management, legal, human resources, finance, information technology, and quality assurance. These expenses have been allocated to EPD Developed Markets based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of revenues, headcount, square footage, number of transactions or other measures. EPD Developed Markets considers the expense allocation methodology and results to be reasonable for all periods presented. However, the allocations may not be indicative of the actual expense that would have been incurred had EPD Developed Markets operated as an independent company for the periods presented.

Abbott maintains various benefit and stock-based compensation plans at a corporate level and other benefit plans at an international entity level. EPD Developed Markets employees participate in those programs and the portion of the cost of those plans which is attributed to EPD Developed Markets is included in EPD Developed Markets’ financial statements. However, EPD Developed Markets’ combined balance sheet does not include any equity related to stock-based compensation plans or any net benefit plan obligations unless the benefit plan covers only active and inactive EPD Developed Markets employees. See Note 6 and Note 9 for a further description of the accounting for stock-based compensation and benefit plans.

Note 2—Summary of Significant Accounting Policies

CONCENTRATION OF RISK—Due to the nature of its operations, EPD Developed Markets is not subject to significant concentration risks relating to customers, products or geographic locations.

CONTINGENCIES AND GUARANTEES—EPD Developed Markets has no material exposures to off-balance sheet arrangements; no special purpose entities; nor activities that include non-exchange-traded contracts accounted for at fair value. EPD Developed Markets has periodically entered into agreements in the ordinary course of business, such as assignment of product rights, with other companies, which has resulted in EPD Developed Markets becoming secondarily liable for obligations that EPD Developed Markets was previously primarily liable. Since EPD Developed Markets no longer maintains a business relationship with the other parties, EPD Developed Markets is unable to develop an estimate of the maximum potential amount of future payments, if any, under these obligations. Based upon past experience, the likelihood of payments under these agreements is remote.

USE OF ESTIMATES—The financial statements have been prepared in accordance with generally accepted accounting principles in the United States and necessarily include amounts based on estimates and assumptions by management. Actual results could differ from those amounts. Significant estimates include amounts for income taxes, pension benefits, valuation of intangible assets, including goodwill, litigation, and inventory and accounts receivable exposures.

FOREIGN CURRENCY TRANSLATION—Foreign subsidiary earnings are translated into U.S. dollars using average exchange rates. The net assets of foreign subsidiaries are translated into U.S. dollars using current exchange rates. The U.S. dollar effects that arise from translating the net assets of these subsidiaries at changing rates are recognized in Other comprehensive income.

REVENUE RECOGNITION—EPD Developed Markets recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability of the sales price is reasonably assured. Revenue from product sales is recognized when title and risk of loss have passed to the customer. Provisions for discounts, rebates and sales incentives to customers, and returns and other adjustments are provided for in the period the related sales are recorded. Sales incentives to customers are not material. Historical data is readily available and reliable, and is used for estimating the amount of the reduction in gross sales. Revenue from the launch of new products, from an improved version of an existing product, or for shipments in excess of a customer’s normal requirements are recorded when the conditions noted above are met. In those situations, management records a returns reserve for such revenue, if necessary. Sales of product rights for marketable products are recorded as revenue upon disposition of the rights.

INCOME TAXES—In EPD Developed Markets’ combined financial statements, income tax expense and deferred tax balances have been calculated on a separate tax return basis although EPD Developed Markets’ operations have historically been included in the tax returns filed by the respective Abbott entities of which the EPD Developed Markets business is a part. In the future, EPD Developed Markets may file tax returns on its own behalf and its deferred taxes and effective tax rate may differ from those in the historical periods. Abbott Laboratories, the parent company of EPD Developed Markets, will indemnify Mylan for any tax liabilities related to periods prior to the divestiture.

EPD Developed Markets does not maintain an income taxes payable to/from account with Abbott. With the exception of certain entities outside the U.S. that will transfer to Mylan upon disposition, EPD Developed Markets is deemed to settle current tax balances with the Abbott tax paying entities in the respective jurisdictions. These settlements are reflected as changes in Net Parent Company Investment in EPD Developed Markets. Deferred income taxes are provided for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at the enacted statutory rate expected to be in effect when the taxes are paid.

PENSION AND POST-EMPLOYMENT BENEFITS—Abbott provides pension and post-employment health care benefits to many EPD Developed Markets employees. Except as described below, these plans are accounted for as multiemployer benefit plans and the plans’ related assets and obligations are not reflected in EPD Developed Markets’ combined balance sheets. EPD Developed Markets combined statements of earnings include expense allocations for these benefits. These expenses were funded through intercompany transactions with Abbott which are reflected within Net Parent Company Investment in EPD Developed Markets.

Certain pension plans in EPD Developed Markets’ German and French operations are EPD Developed Markets’ direct obligations and have been recorded in the combined financial statements. EPD Developed Markets engages outside actuaries to assist in the determination of the obligations and costs under these plans. EPD Developed Markets must develop long-term assumptions, the most significant of which are the discount rates and the expected return on plan assets. At December 31, 2014, pretax net actuarial losses and prior service costs recognized in Accumulated other comprehensive income (loss) for these plans were $18 million. Actuarial losses and gains are amortized over the remaining service attribution periods of the employees under the corridor method, in accordance with the rules for accounting for post-employment benefits.

FAIR VALUE MEASUREMENTS—For assets and liabilities that are measured using quoted prices in active markets, total fair value is the published market price per unit multiplied by the number of units held without consideration of transaction costs. Assets and liabilities that are measured using significant other observable inputs are valued by reference to similar assets or liabilities, adjusted for contract restrictions and other terms specific to that asset or liability. For these items, a significant portion of fair value is derived by reference to quoted prices of similar assets or liabilities in active markets. For all remaining assets and liabilities, fair value is derived using a fair value model, such as a discounted cash flow model. Purchased intangible assets are recorded at fair value. The fair value of significant purchased intangible assets is based on independent appraisals. EPD Developed Markets uses a discounted cash flow model to value intangible assets. The discounted cash flow model requires assumptions about the timing and amount of future net cash flows, risk, the cost of capital, terminal values and market participants. EPD Developed Markets reviews the recoverability of definite-lived intangible assets each quarter using an undiscounted net cash flow approach. Impairment reviews are performed for goodwill on at least an annual basis.

SHARE-BASED COMPENSATION—Abbott maintains an incentive stock program for the benefit of its officers, directors, and certain employees, including certain EPD Developed Markets employees. The value of stock options and restricted stock awards and units are amortized over their service period, which could be shorter than the vesting period if an employee is retirement eligible, with a charge to compensation expense.

LITIGATION—EPD Developed Markets accounts for litigation losses in accordance with FASB ASC No. 450, “Contingencies.” Under ASC No. 450, loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. Legal fees are recorded as incurred.

CASH, CASH EQUIVALENTS—Cash equivalents consist of time deposits and certificates of deposit with original maturities of three months or less.

TRADE RECEIVABLE VALUATIONS—Accounts receivable are stated at their net realizable value. The allowance against gross trade receivables reflects the best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. Accounts receivable are charged off after all reasonable means to collect the full amount (including litigation, where appropriate) have been exhausted.

INVENTORIES—Inventories are stated at the lower of cost (first-in, first-out basis) or market. Cost includes material and conversion costs.

PROPERTY AND EQUIPMENT—Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets. The following table shows estimated useful lives of property and equipment:

Classification	Estimated Useful Lives
Buildings	10 to 50 years (average 27 years)
Equipment	3 to 20 years (average 11 years)

PRODUCT LIABILITY—EPD Developed Markets accrues for product liability claims, on an undiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on existing information. The liabilities are adjusted quarterly as additional information becomes available. Receivables for insurance recoveries for product liability claims are recorded as assets, on an undiscounted basis, when it is probable that a recovery will be realized. Product liability losses are self-insured through Abbott.

RESEARCH AND DEVELOPMENT COSTS—Internal research and development costs are expensed as incurred. Clinical trial costs incurred by third parties are expensed as the contracted work is performed.

Note 3—Supplemental Financial Information

Advertising expenses were approximately $10 million in 2014. Other accrued liabilities as of December 31, 2014 includes approximately $35 million for VAT taxes and approximately $20 million for restructuring accruals. Long-term liabilities as of December 31, 2014 includes deferred income taxes of $79 million and defined benefit pension plan liabilities of $28 million.

Note 4—Goodwill and Intangible Assets

Foreign currency translation decreased goodwill by approximately $126 million in 2014. There were no reductions of goodwill relating to impairments or disposal of all or a portion of a business.

The gross amount of amortizable intangible assets, primarily product rights, was $3.3 billion as of December 31, 2014 and the associated accumulated amortization was $2.6 billion as of December 31, 2014.

Foreign currency translation decreased intangibles by approximately $98 million in 2014.

The estimated annual amortization expense for intangible assets recorded at December 31, 2014 is approximately $87 million per year from 2015 through 2018 and $85 million for 2019. Intangible asset amortization is included in Cost of products sold in the Combined Statement of Earnings. Amortizable intangible assets are being amortized over approximately 13 years on a weighted average basis.

Note 5—Restructuring Plans

In 2014 and prior years, EPD Developed Markets management approved plans to realign its worldwide manufacturing operations and selected commercial and research and development operations in order to reduce costs. In 2014, EPD Developed Markets recorded charges of approximately $5 million, reflecting employee severance and other related charges. In 2014, approximately $5 million is classified as Cost of products sold. The following summarizes the activity for these restructurings:

(in millions)
Accrued balance at December 31, 2013	$25
2014 restructuring charges	5
Payments and other adjustments	(21)

Accrued balance at December 31, 2014	$9

In 2010, EPD Developed Markets management approved a restructuring plan primarily related to the acquisition of Solvay’s pharmaceuticals business. This plan streamlined operations, improved efficiencies and reduced costs in certain Solvay sites and functions as well as in certain EPD Developed Markets and Solvay commercial organizations in various countries. Charges were recognized for severance and other restructuring related costs. The following summarizes the remaining accrual for this restructuring action:

(in millions)
Accrued balance at December 31, 2013	$32
2014 restructuring charges	1
Payments and other adjustments	(21)

Accrued balance at December 31, 2014	$12

Note 6—Incentive Stock Program

Abbott maintains an incentive stock program for the benefit of its officers, directors, and certain employees, including certain EPD Developed Markets employees. The following disclosures represent the portion of Abbott’s program in which EPD Developed Markets employees participate. All awards granted under the program consist of Abbott common shares. Accordingly, the amounts presented are not necessarily indicative of future performance and do not necessarily reflect the results that EPD Developed Markets would have experienced as an independent company for the periods presented.

Abbott’s 2009 Incentive Stock Program authorizes the granting of nonqualified stock options, restricted stock awards, restricted stock units, performance awards, foreign benefits and other share-based awards. Stock options and restricted stock awards and units comprise the majority of benefits that have been granted and are currently outstanding under this program and a prior program. The purchase price of shares under option must be at least equal to the fair market value of the common stock on the date of grant, and the maximum term of an option is 10 years. Options generally vest equally over three years. Restricted stock awards generally vest between 3 and 5 years and for restricted stock awards that vest over 5 years, no more than one-third of the award vests in any one year upon Abbott reaching a minimum return on equity target.

Restricted stock units vest over three years and upon vesting, the recipient receives one share of Abbott stock for each vested restricted stock unit. The aggregate fair market value of restricted stock awards and units is recognized as expense over the service period.

With respect to EPD Developed Markets employees, the number of restricted stock awards and units outstanding and the weighted-average grant-date fair value at December 31, 2014 was 305,551 and $35.89. The number of restricted stock awards and units, and the weighted-average grant-date fair value, that were granted, vested and lapsed during 2014 were 138,084 and $39.13, 137,427 and $29.68 and 10,195 and $35.99, respectively. The fair market value of restricted stock awards and units vested in 2014 was $5.4 million.

The following table summarizes option activity and outstanding balances under Abbott’s Incentive Stock Programs for EPD Developed Markets employees:

	Options Outstanding			Exercisable Options
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)
December 31, 2013	294,777	$30.67	6.9	107,244	$24.55	3.0

Granted	81,940	39.12
Exercised	(76,460)	26.42
Lapsed	(828)	19.72

December 31, 2014	299,429	$34.10	7.4	98,490	$29.22	4.8

The aggregate intrinsic value of options outstanding and exercisable at December 31, 2014 was $3.3 million and $1.6 million, respectively. The total intrinsic value of options exercised in 2014 was $1.2 million. The total unrecognized compensation cost related to all share-based compensation plans at December 31, 2014 amounted to approximately $9 million, which is expected to be recognized over the next three years.

Total non-cash compensation expense charged against income in 2014 for share-based plans was approximately $15 million and the tax benefit recognized was approximately $4 million. Compensation cost capitalized as part of inventory is not significant.

The fair value of an option granted in 2014 was $6.39. The fair value of an option grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

2014
Risk-free interest rate	1.9%
Average life of options (years)	6.0
Volatility	20.0%
Dividend yield	2.2%

The risk-free interest rate is based on the rates available at the time of the grant for zero-coupon U.S. government issues with a remaining term equal to the option’s expected life. The average life of an option is based on both historical and projected exercise and lapsing data. Expected volatility is based on implied volatilities from traded options on Abbott’s stock and historical volatility of Abbott’s stock over the expected life of the option. Dividend yield is based on the option’s exercise price and annual dividend rate at the time of grant.

Note 7—Financial Instruments, Derivatives and Fair Value Measures

Abbott enters into foreign currency forward exchange contracts to manage exposures to changes in foreign exchange rates for anticipated intercompany purchases by those subsidiaries whose functional currencies are not the U.S. dollar. These contracts are designated as cash flow hedges of the variability of the cash flows due to changes in foreign exchange rates and are recorded at fair value. Gains and losses are included in Cost of products sold at the time the products are sold. The amount of income/(expense) recognized in Cost of products sold was $1 million in 2014. The amount of hedge ineffectiveness was not significant in 2014. For foreign currency forward contracts not designated as cash flow hedges, $3 million of losses in 2014 were recognized in Net foreign exchange loss on the Combined Statement of Earnings. However, EPD Developed Markets’ combined balance sheet does not include any receivables or payables related to foreign currency forward exchange contracts unless the contract only covers the activities of an entity that will be transferred to Mylan.

Note 8—Litigation

EPD Developed Markets is involved in various claims and legal proceedings. The recorded accrual balance at December 31, 2014 for these proceedings and exposures primarily related to intellectual property matters and was approximately $50 million, which is recorded in the Other accrued liabilities line of the Combined Balance Sheet. This accrual represents management’s best estimate of probable loss, as defined by FASB ASC No. 450, “Contingencies.” Within the next year, legal proceedings may occur that may result in a change in the estimated loss accrued by EPD Developed Markets. While it is not feasible to predict the outcome of all such proceedings and exposures with certainty, management believes that their ultimate disposition should not have a material adverse effect on EPD Developed Markets’ financial position, cash flows, or results of operations.

In the fourth quarter of 2014, EPD Developed Markets recorded a gain of approximately $31 million related to the resolution of a claim for lost profits and other damages. This amount was initially recorded as deferred revenue when the cash was received by Abbott. The gain is recognized in the Selling, general and administrative expense line of the Combined Statement of Earnings.

Note 9—Post-Employment Benefits

EPD Developed Markets employees participate in defined benefit pension and other postretirement plans sponsored by Abbott Laboratories, which include participants of Abbott Laboratories’ other businesses. Such plans, except as described below, are accounted for as multiemployer plans in the accompanying financial statements. As a result, no asset or liability was recorded by EPD Developed Markets to recognize the funded status of these plans. EPD Developed Markets recorded expense of $9 million for the year ended December 31, 2014 for Abbott’s allocation of pension and other postretirement benefit costs related to EPD Developed Markets’ employees. As of December 31, 2014, there were no required contributions outstanding.

EPD Developed Markets provides certain other post-employment benefits, primarily salary continuation plans, to qualifying employees, and accrues for the related cost over the service lives of the employees.

Apart from EPD Developed Markets’ participation in the defined benefit pension and other postretirement benefit plans sponsored by Abbott, EPD Developed Markets is the sole sponsor for certain German and French defined benefit pension plans. Information for these EPD Developed Markets’ defined benefit plans is as follows:

2014
(in millions)
Projected benefit obligations, January 1	$79
Service cost—benefits earned during the year	1
Interest cost on projected benefit obligations	3
Losses, primarily changes in discount rates, plan design changes and law changes	12
Benefits paid	(2)
Other, primarily foreign currency translation	(10)

Projected benefit obligations, December 31	$83

Plans’ assets at fair value, January 1	$54
Actual return on plans’ assets	8
Company contributions	2
Benefits paid	(2)
Other, primarily foreign currency translation	(7)

Plans’ assets at fair value, December 31	$55

Projected benefit obligations greater than plans’ assets, December 31	$(28)

Short-term liabilities	$—
Long-term liabilities	(28)

Net liability	$(28)

Amounts Recognized in Accumulated Other Comprehensive Income (Loss):
Actuarial losses, net	$(16)
Prior service cost	(2)

Total	$(18)

The accumulated benefit obligations for all defined benefit plans were $81 million at December 31, 2014. The accumulated benefit obligations exceeded plan assets for all plans at December 31, 2014.

Defined Benefit Plans 2014
(in millions)
Service cost—benefits earned during the year	$1
Interest cost on projected benefit obligations	3
Expected return on plans’ assets	(3)

Total cost	$1

Other comprehensive income (loss) for 2014 includes amortization of actuarial losses and prior service cost of nil, net actuarial losses of $7 million and $2 million of foreign exchange gain. The pretax amount of actuarial losses and prior service cost included in Accumulated other comprehensive income (loss) at December 31, 2014 that is expected to be recognized in the net periodic benefit cost in 2015 is less than $1 million.

The weighted average assumptions used to determine benefit obligations are as follows:

2014
Discount rate	1.9%
Expected aggregate average long-term change in compensation	3.0%

The weighted average assumptions used to determine the net cost are as follows:

2014
Discount rate	3.4%
Expected return on plan assets	5.9%
Expected aggregate average long-term change in compensation	3.3%

The following table summarizes the bases used to measure defined benefit plans’ assets at fair value:

Basis of Fair Value Measurement
Quoted Prices in Active Markets
in millions

December 31, 2014:
Equities:
International (a)	$41
Fixed income securities:
Corporate debt instruments (a)	8
Other	6

$55

(a)	Primarily mutual funds

Equity mutual funds and fixed income securities mutual funds are valued using the published market prices.

The investment mix of equity securities, fixed income and other asset allocation strategies is based upon achieving a desired return, balancing higher return, more volatile equity securities, and lower return, less volatile fixed income securities. Investment allocations are made across a range of markets, industry sectors, capitalization sizes, and in the case of fixed income securities, maturities and credit quality. There are no known significant concentrations of risk in the plans’ assets.

The plans’ expected return on assets, as shown above, is based on management’s expectations of long-term average rates of return to be achieved by the underlying investment portfolios. In establishing this assumption, management considers historical and expected returns for the asset classes in which the plans are invested, as well as current economic and capital market conditions.

EPD Developed Markets contributed $2 million in 2014 to these defined benefit plans and expects to contribute approximately $2 million in 2015.

Total benefit payments expected to be paid to participants, which includes payments funded from company assets as well as paid from the plans, are as follows:

(in millions)
2015	$3
2016	3
2017	3
2018	3
2019	3
2020 to 2024	26

Note 10—Taxes on Earnings

In EPD Developed Markets’ combined financial statements, income tax expense and deferred tax balances have been calculated on a separate tax return basis although EPD Developed Markets’ operations have historically been included in the tax returns filed by the respective Abbott entities of which the EPD Developed Markets business is a part. In the future, EPD Developed Markets may file tax returns on its own behalf and its deferred taxes and effective tax rate may differ from those in the historical periods.

EPD Developed Markets does not maintain an income taxes payable to/from account with Abbott. With the exception of certain entities outside the U.S. that will transfer to Mylan upon disposition, EPD Developed Markets is deemed to settle current tax balances with the Abbott tax paying entities in the respective jurisdictions. These settlements are reflected as changes in Net parent company investment in EPD Developed Markets.

Taxes on earnings reflect the annual effective rates, including charges for interest and penalties. Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. EPD Developed Markets does not record deferred income taxes on its unremitted foreign earnings as all foreign earnings are considered reinvested indefinitely in foreign subsidiaries as working capital and plant and equipment. The amount of earnings reinvested indefinitely in foreign subsidiaries is $2.4 billion as of December 31, 2014. It is not practicable to determine the amount of deferred income taxes not provided on these earnings.

Earnings before taxes, and the related provisions for taxes on earnings, were as follows:

2014
(in millions)
Earnings Before Taxes:
Domestic	$21
Foreign	278

Total	$299

2014
(in millions)
Taxes on Earnings:
Current:
Domestic	$7
Foreign	(9)

Total current	(2)

Deferred:
Domestic	—
Foreign	36

Total deferred	36

Total	$34

Differences between the effective income tax rate and the U.S. statutory tax rate were as follows:

2014
U.S. Statutory tax rate on earnings	35.0%
Impact of foreign operations	3.0
Resolution of certain tax positions pertaining to prior years	(27.8)
State taxes, net of federal benefit	0.2
All other, net	0.8

Effective tax rate on earnings	11.2%

As of December 31, 2014, total deferred tax assets were $178 million and total deferred tax liabilities were $80 million. Valuation allowances for recorded deferred tax assets were not significant. The tax effect of the differences that give rise to deferred tax assets and liabilities were as follows:

2014
(in millions)
Compensation and employee benefits	$6
Trade receivable reserves	2
Inventory reserves	2
Deferred intercompany profit	95
Excess of book basis over tax basis of intangible assets	(30)
Other	23

Total	$98

The following table summarizes the gross amounts of unrecognized tax benefits without regard to reduction in tax liabilities or additions to deferred tax assets and liabilities if such unrecognized tax benefits were settled.

2014
(in millions)
January 1	$254
Increase due to current year tax positions	3
Decrease due to prior year tax positions	(184)
Settlements	(10)

December 31	$63

The total amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate is approximately $60 million. EPD Developed Markets believes that it is reasonably possible that the recorded amount of gross unrecognized tax benefits may decrease by up to $6 million, including cash adjustments, within the next twelve months as a result of concluding various international tax matters.

Note 11—Related Party Transactions

Abbott provides EPD Developed Markets certain services, which include administration of treasury, payroll, employee compensation and benefits, travel and meeting services, public and investor relations, real estate services, internal audit, telecommunications, information technology, corporate income tax and selected legal services. Some of these services will be provided to EPD Developed Markets on a temporary basis after the divestiture, which closed on February 27, 2015. The financial information in these combined financial statements does not necessarily include all the expenses that would have been incurred had EPD Developed Markets been a separate, stand-alone entity. As such, the financial information herein may not necessarily reflect the combined financial position, results of operations and cash flows of EPD Developed Markets in the future or what they would have been had EPD Developed Markets been a separate, stand-alone entity during the periods presented. Management believes that the methods used to allocate expenses to EPD Developed Markets are reasonable. The allocation methods include relative sales, headcount, square footage, number of transactions or other measures. These allocations totaled approximately $110 million for the year ended December 31, 2014.

Note 12—Subsequent Events

EPD Developed Markets evaluated subsequent events for recognition or disclosure through March 23, 2015, the date the combined financial statements were available to be issued.